                           RALSTON PURINA COMPANY
                                                                 EXHIBIT 11
                 COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                     ASSUMING ONE CLASS OF COMMON STOCK
                     (IN MILLIONS EXCEPT PER SHARE DATA)


                                                           NINE MONTHS ENDED
                                                                JUNE 30,
                                                           1995        1994
PRO FORMA EARNINGS PER COMMON SHARE OUTSTANDING          ----------    ---------

EARNINGS BEFORE EXTRAORDINARY ITEM                          $220.7     $250.9
DIVIDEND ON SERIES A ESOP CONVERTIBLE
  PREFERRED STOCK, NET OF TAX                                (14.4)     (15.4)
                                                         ----------   ----------
                                                             206.3      235.5
EXTRAORDINARY ITEM                                                       (9.5)
                                                         ----------  ----------
NET EARNINGS                                                $206.3     $226.0
                                                         ==========  ==========

WEIGHTED AVERAGE SHARES - PRIMARY
  EARNINGS PER SHARE CALCULATION                             101.9 *    102.5
                                                         ==========   ==========

EARNINGS PER COMMON SHARE OUTSTANDING
  EARNINGS BEFORE EXTRAORDINARY ITEM                         $2.02       $2.30
  EXTRAORDINARY ITEM                                                     (0.09)
                                                         ----------  ----------
  NET EARNINGS                                               $2.02       $2.21
                                                         ==========  ==========


PRO FORMA EARNINGS PER SHARE ASSUMING FULL DILUTION

EARNINGS BEFORE EXTRAORDINARY ITEM                          $220.7     $250.9
ADJUSTMENTS TO NET EARNINGS TO REFLECT ASSUMED
  ESOP PREFERRED STOCK CONVERSION                             (4.6)      (5.2)
                                                         ----------  ----------
                                                             216.1      245.7
EXTRAORDINARY ITEM                                                       (9.5)
                                                         ---------- ----------
NET EARNINGS FOR FULLY DILUTED
  EARNINGS PER SHARE CALCULATION                            $216.1     $236.2
                                                         ==========  ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING         101.9 *    102.5
CONVERTIBLE PREFERRED STOCK                                    9.4        9.8
DILUTIVE EFFECT OF STOCK OPTIONS                               1.0        0.1
DILUTIVE EFFECT OF DEFERRED COMPENSATION AWARDS                0.2        0.1
                                                         ---------- ----------
WEIGHTED AVERAGE SHARES - FULLY DILUTED
  EARNINGS PER SHARE CALCULATION                             112.5      112.5
                                                         ========== ==========

EARNINGS PER SHARE ASSUMING FULL DILUTION
  EARNINGS BEFORE EXTRAORDINARY ITEM                         $1.92       $2.18
  EXTRAORDINARY ITEM                                                     (0.08)
                                                         ----------  ----------
  NET EARNINGS                                               $1.92       $2.10
                                                         ==========  ==========

[FN]
*  EXCLUDES 4,110,000 SHARES HELD IN GRANTOR TRUST



                           RALSTON PURINA COMPANY
                                                                      EXHIBIT 11
                     COMPUTATION OF EARNINGS PER SHARE
                    (IN MILLIONS EXCEPT PER SHARE DATA)

                                                       NINE MONTHS ENDED
                                                            JUNE 30,
                                                   1995              1994
EARNINGS PER COMMON SHARE OUTSTANDING *         ----------        ----------

EARNINGS BEFORE EXTRAORDINARY ITEM                $229.2             $257.6
DIVIDEND ON SERIES A ESOP CONVERTIBLE
  PREFERRED STOCK, NET OF TAX                      (13.7)             (14.0)
                                                 ----------        ----------
                                                   215.5              243.6
EXTRAORDINARY ITEM                                                     (7.9)
                                                 ----------        ----------
NET EARNINGS                                      $215.5             $235.7
                                                 ==========        ==========

WEIGHTED AVERAGE SHARES - PRIMARY
  EARNINGS PER SHARE CALCULATION                   100.4 **           100.7
                                                 ==========        ==========

EARNINGS PER COMMON SHARE OUTSTANDING
  EARNINGS BEFORE EXTRAORDINARY ITEM                $2.15              $2.42
  EXTRAORDINARY ITEM                                                   (0.08)
                                                  ----------        ----------
  NET EARNINGS                                      $2.15              $2.34
                                                  ==========        ==========


EARNINGS PER SHARE ASSUMING FULL DILUTION *

EARNINGS BEFORE EXTRAORDINARY ITEM                 $229.2             $257.6
ADJUSTMENTS TO NET EARNINGS TO REFLECT ASSUMED
ESOP PREFERRED STOCK CONVERSION                      (3.7)              (4.3)
                                                 ----------        ----------
                                                    225.5              253.3
EXTRAORDINARY ITEM                                                      (7.9)
                                                 ----------        ----------
NET EARNINGS FOR FULLY DILUTED
  EARNINGS PER SHARE CALCULATION                   $225.5             $245.4
                                                 ==========        ==========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                                  100.4 **           100.7
CONVERTIBLE PREFERRED STOCK                            9.4                9.7
DILUTIVE EFFECT OF STOCK OPTIONS                       1.0                0.1
DILUTIVE EFFECT OF DEFERRED COMPENSATION AWARDS        0.2                0.1
                                                  ----------        ----------
WEIGHTED AVERAGE SHARES - FULLY DILUTED
  EARNINGS PER SHARE CALCULATION                     111.0              110.6
                                                 ==========        ==========

EARNINGS PER SHARE ASSUMING FULL DILUTION
  EARNINGS BEFORE EXTRAORDINARY ITEM                  $2.03              $2.29
  EXTRAORDINARY ITEM                                                     (0.07)
                                                  ----------        ----------
  NET EARNINGS                                        $2.03              $2.22
                                                  ==========        ==========

[FN]
* BASED ON RPG EARNINGS THROUGH MAY 15, 1995 AND CONSOLIDATED RALSTON EARNINGS THEREAFTER
** EXCLUDES 4,110,000 SHARES HELD IN GRANTOR TRUST





                          CONTINENTAL BAKING GROUP                  EXHIBIT 11
                     COMPUTATION OF EARNINGS PER SHARE
                    (IN MILLIONS EXCEPT PER SHARE DATA)


                                               34 WEEKS ENDED   39 WEEKS ENDED
                                                   MAY 15,          JUNE 25,
                                                    1995              1994
LOSS PER COMMON SHARE OUTSTANDING             ------------      --------------

LOSS BEFORE EXTRAORDINARY ITEM                    ($15.5)            ($14.6)
DIVIDEND ON SERIES A ESOP CONVERTIBLE
  PREFERRED STOCK, NET OF TAX                       (1.2)              (1.4)
                                                 ----------        ----------
                                                   (16.7)             (16.0)
EXTRAORDINARY ITEM                                                     (1.6)
                                                 ----------        ----------
NET LOSS                                           ($16.7)            ($17.6)
                                                 ==========        ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING        20.6               20.5
SHARES ISSUABLE WITH RESPECT TO RPG GROUP'S
  RETAINED INTEREST IN THE CBG GROUP                 16.7               16.8
                                                  ----------        ----------
WEIGHTED AVERAGE SHARES - PRIMARY
  EARNINGS PER SHARE CALCULATION                     37.3               37.3
                                                  ==========        ==========

LOSS PER COMMON SHARE OUTSTANDING
  LOSS BEFORE EXTRAORDINARY ITEM                   ($0.45)            ($0.43)
  EXTRAORDINARY ITEM                                                   (0.04)
                                                 ----------        ----------
  NET LOSS                                         ($0.45)            ($0.47)
                                                 ==========        ==========


LOSS PER SHARE ASSUMING FULL DILUTION
LOSS BEFORE EXTRAORDINARY ITEM                    ($15.5)            ($14.6)
ADJUSTMENTS TO NET LOSS TO REFLECT ASSUMED
  ESOP PREFERRED STOCK CONVERSION                   (1.8)              (2.4)
                                                ----------        ----------
                                                   (17.3)             (17.0)
EXTRAORDINARY ITEM                                                     (1.6)
                                               ----------         ----------
NET LOSS FOR FULLY DILUTED
  EARNINGS PER SHARE CALCULATION                  ($17.3)            ($18.6)
                                               ==========         ==========

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                20.6               20.5
SHARES ISSUABLE WITH RESPECT TO RPG GROUP'S
  RETAINED INTEREST IN THE CBG GROUP                16.7               16.8
CONVERTIBLE PREFERRED STOCK                          1.7                1.7
DILUTIVE EFFECT OF DEFERRED COMPENSATION AWARDS      0.1
                                                ----------        ----------
WEIGHTED AVERAGE SHARES - FULLY DILUTED
  EARNINGS PER SHARE CALCULATION                    39.1               39.0
                                                ==========        ==========

LOSS PER SHARE ASSUMING FULL DILUTION
  LOSS BEFORE EXTRAORDINARY ITEM                   ($0.44)            ($0.44)
  EXTRAORDINARY ITEM                                                   (0.04)
                                                ----------        ----------
  NET LOSS                                         ($0.44)*           ($0.48)
                                                ==========        ==========

[FN]
* DUE TO ANTI-DILUTION AS COMPUTED ABOVE FOR THE 34 WEEKS ENDED MAY 15, 1995, FULLY DILUTED EARNINGS PER SHARE AS REPORTED ON THE STATEMENT OF EARNINGS IS REVISED TO EXCLUDE ANTI-DILUTIVE SECURITIES FROM THE COMPUTATION.